EXHIBIT 99.1

Eversource Energy Reports First Quarter 2015 Results

HARTFORD, Conn. and BOSTON, Mass. (April 29, 2015) – Eversource Energy (NYSE: ES) today reported first quarter 2015 earnings of $253.3 million, or $0.80 per share, compared with first quarter 2014 earnings of $236 million, or $0.74 per share.  Excluding integration costs of $4 million in 2015 and $5.8 million in 2014, Eversource earned $257.3 million, or $0.81 per share1, in the first quarter of 2015, compared with $241.8 million, or $0.76 per share1, in the first quarter of 2014.

“We are pleased with both our operational and financial performance in the first quarter of 2015,” said Thomas J. May, Eversource chairman, president and chief executive officer.  “Our electric and natural gas delivery systems performed extremely well throughout the bitter weather New England experienced this past winter.  Additionally, our financial results are consistent with our previously announced recurring 2015 earnings guidance of between $2.75 and $2.90 per share.”

Also today, the legal name change of Northeast Utilities to Eversource Energy was approved at the company’s 2015 Annual Meeting of Shareholders and the Eversource Energy Board of Trustees declared a regular quarterly dividend of $0.4175 per share, payable June 30, 2015 to shareholders of record as of May 29, 2015.

Electric Distribution and Generation

Eversource Energy’s electric distribution and generation segment earned $130.6 million in the first quarter of 2015, compared with earnings of $112.2 million in the first quarter of 2014.  Improved results primarily reflect higher distribution revenues in the first quarter of 2015, compared with the same period of 2014, and the impact of regulatory orders on NSTAR Electric Company that were fully anticipated by the company.  One order approved a settlement involving refunds to customers related to reliability and  expense energy efficiency cost recovery mechanisms.  The other order was related to the recovery of bad debt expense associated with NSTAR Electric’s basic service energy supply to customers.  The favorable impacts of the regulatory orders were partially offset by higher operation, depreciation, amortization and property tax expense.

Electric Transmission

Eversource Energy’s transmission segment earned $66.6 million in the first quarter of 2015, compared with earnings of $74.9 million in the first quarter of 2014.  Lower transmission earnings were directly related to the impact of an order issued in March 2015 by the Federal Energy Regulatory Commission that affects the returns on equity earned by all electric transmission owners in New England.  That decision resulted in a $12.4 million after-tax charge, primarily at The Connecticut Light and Power Company and Western

Massachusetts Electric Company, and was partially offset by an increase in Eversource’s continued investment in its electric transmission system.

The first-quarter earnings of Eversource Energy’s electric utility subsidiaries are noted below in millions, net of preferred dividends:

	2015	2014
CL&P	$67.8	$77.9
NSTAR Electric	$83.1	$57.6
PSNH	$32.0	$32.6
WMECO	$13.2	$18.1

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $55.6 million in the first quarter of 2015, compared with earnings of $52.1 million in the first quarter of 2014.  Improved results primarily reflect colder weather in 2015, which increased firm natural gas sales.  Eversource’s firm natural gas sales were 8.4 percent higher in the first quarter of 2015 than the first quarter of 2014.  Both quarters were much colder than average.

Parent and Other Companies

Parent and other companies earned $4.5 million in the first quarter of 2015, excluding $4 million of integration expenses, compared with earnings of $2.6 million in the first quarter of 2014, excluding $5.8 million of integration expenses.  The results primarily reflect lower operation and income tax expense.  The following table reconciles consolidated earnings per share for the first quarters of 2015 and 2014.

		First Quarter
2014	Reported EPS	$0.74
	Higher electric revenues in 2015, inc. MA settlement	$0.11
	Higher firm natural gas revenues in 2015	$0.02
	Lower non-tracked O&M in 2015, inc. MA bad debt order	$0.02
	Higher property tax, depreciation, storm amortization expense in 2015	($0.06)
	Lower transmission earnings in 2015, inc. ROE order	($0.03)
	Other	($0.01)
	Lower integration costs in 2015	$0.01
2015	Reported EPS	$0.80

Financial results for the first quarters of 2015 and 2014 for Eversource Energy’s business segments and parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	March 31, 2015	March 31, 2014	Increase/ (Decrease)	2015 EPS[1]
Electric Distribution/Generation	$130.6	$112.2	$18.4	$0.41
Natural Gas Distribution	$55.6	$52.1	$3.5	$0.18
Electric Transmission	$66.6	$74.9	($8.3)	$0.21
Parent and Other Companies, ex. integration expenses	$4.5	$2.6	$1.9	$0.01
Earnings, ex. integration expenses	$257.3	$241.8	$15.5	$0.81
Integration expenses	($4.0)	($5.8)	$1.8	($0.01)
Reported Earnings	$253.3	$236.0	$17.3	$0.80

Retail sales data:

	March 31, 2015	March 31, 2014	% Change Actual	% Change Weather Norm.
Electric distribution
Gwh for three months ended	14,448	14,348	0.7	(0.5)

Natural Gas Distribution
Firm volumes in mmcf for three months ended	49,381	45,550	8.4	3.2

Eversource Energy has approximately 317 million common shares outstanding.  It operates New England’s largest energy delivery system, serving approximately 3.6 million customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

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Note:  Eversource Energy will webcast a conference call with senior management on April 30, 2015, beginning at 9 a.m. Eastern Time.  The webcast can be accessed through Eversource’s website at www.eversource.com.

1 All per share amounts in this news release are reported on a diluted basis.  The only common equity securities that are publicly traded are common shares of Eversource Energy.  The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole.  EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource parent common shares outstanding for the period.  In addition, first quarter 2015 and 2014 earnings and EPS excluding certain integration costs related to the April 10, 2012 closing of the merger between Northeast Utilities and NSTAR are non-GAAP financial measures.  Management uses these non-GAAP financial measures to evaluate earnings results and to provide details of earnings results by business and to more fully compare and explain our first quarter 2015 and 2014 results without including the impact of the non-recurring integration costs.  Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy’s businesses.  Non-GAAP financial measures should not be considered as alternatives to Eversource consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance.

This news release includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate, “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances; actions or inaction of local, state and federal regulatory and taxing bodies; changes in business and economic conditions, including their impact on interest rates, bad debt expense and demand for Eversource’s products and services; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource’s access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in the company’s reports filed with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made, and Eversource Energy undertakes no obligation to update the information contained in any forward-looking statements to reflect developments or circumstances occurring after the statement is made or to reflect the occurrence of unanticipated events.

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